UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2008

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-31396	95-4652013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Hollis Street, Suite 150 Emeryville, California	94608-1071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2008 Employee Bonus Plan

On February 28, 2008, the Compensation Committee of the Board of Directors of LeapFrog Enterprises, Inc. (the “Company”) approved the 2008 Employee Bonus Plan, in which employees of the Company may participate, including all of our named executive officers, but not including employees who are participating in another Company incentive program (such as a sales incentive or commission program) or have individual compensation arrangements regarding bonus payments. Under the 2008 Employee Bonus Plan, cash bonuses, if any, will be based on the achievement in 2008 of overall Company goals, as well as an employee’s performance against individual goals. Performance against individual goals will be evaluated by our senior management or, in the case of our named executive officers (other than the Chief Executive Officer), by the Chief Executive Officer. The Chief Executive Officer’s performance against his individual goals will be evaluated by the Compensation Committee, subject to the ultimate approval of the Board of Directors.

Under the 2008 Employee Bonus Plan, our Chief Executive Officer has a bonus target of 100% of his 2008 base compensation and our other named executive officers have bonus targets of 50% of their 2008 base compensation. The bonus awarded to our Chief Executive Officer can range from 0% to 200% of his base compensation, and the bonus awarded to our other named executive officers can range between 0% and 135% of those individuals’ base compensation. For our named executive officers, 80% of the bonus pool is funded based on the Company’s achievement of the financial performance measures set forth in the table below, and 20% of the pool is funded to recognize achievement of individual performance goals. Bonus award recommendations are based upon each person’s achievement against their individual goals. All bonus awards for our named executive officers are subject to the approval of the Compensation Committee of the Board of Directors, and the Chief Executive Officer’s bonus award is also subject to approval by the full Board of Directors.

The Company performance measures for the 2008 Employee Bonus Plan are as follows:

Company Performance Measure	Weight
Total net sales and new product net sales	30%
Gross margin	30%
Operating income	30%
Momentum index, which is based on projected 2009 operating income in the Company’s 2009 operating plan	10%

Bonus Payments for 2007 Performance

On February 28, 2008, the Compensation Committee approved the payment of cash bonuses to the following named executive officers for their performance in 2007 and recommended to the Board of Directors that Jeffrey G. Katz, our Chief Executive Officer, be paid the cash bonus set forth below. On February 28, 2008, the Board of Directors approved the payment of Mr. Katz’s cash bonus as recommended by the Compensation Committee.

Named Executive Officer and Title	Bonus Payments for 2007 Performance
Jeffrey G. Katz Chief Executive Officer and President	$600,000
William B. Chiasson Chief Financial Officer	$130,011
Michael J. Dodd Senior Vice President, Supply Chain and Operations	$170,050
Nancy G. MacIntyre Executive Vice President, Product, Innovation and Marketing	$150,000
Martin A. Pidel Executive Vice President, International	$75,000

Salary Increase for Named Executive Officer

On February 28, 2008, the Compensation Committee approved an increase in the annual base salary paid to Nancy G. MacIntyre, our Executive Vice President, Product, Innovation and Marketing, and a named executive officer. Effective as of March 1, 2008, Ms. MacIntyre’s annual base salary will increase from $275,000 to $300,000. This salary change was recommended based on equity with our compensation peer group companies as well to address internal equity issues.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc.
(Registrant)

Date: March 5, 2008	By:	/s/ William B. Chiasson
William B. Chiasson
Chief Financial Officer